UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2008

APP PHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-33407	30-0431736
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1501 East Woodfield Road, Suite 300 East, Schaumburg, IL

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(847) 969-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 6, 2008, APP Pharmaceuticals, Inc., a Delaware corporation (“APP”), Fresenius SE, a societas europaea organized under the laws of Germany (“FSE”), Fresenius Kabi Pharmaceuticals Holding, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of FSE (“Holdco”), and Fresenius Kabi Pharmaceuticals, LLC, a Delaware corporation and a direct, wholly-owned subsidiary of Holdco (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into APP and APP will become a direct, wholly-owned subsidiary of Holdco and an indirect, wholly-owned subsidiary of FSE (the “Merger”).

After the execution of the Merger Agreement, Dr. Patrick Soon-Shiong and related entities holding approximately 81% of the outstanding shares of common stock of APP (the “Principal Stockholders”) executed a written consent approving and adopting the Merger and the Merger Agreement pursuant to the terms of a written consent and voting agreement (the “Voting Agreement”) entered into by and among FSE, Holdco, Merger Sub and the Principal Stockholders simultaneously with the Merger Agreement. No further approval of stockholders of APP is required to consummate the Merger.

Merger Agreement

At the effective time of the Merger, each share of APP common stock will be converted into the right to receive (x) an amount in cash equal to $23.00 plus (y) a contingent value right (“CVR”) issued by Holdco ((x) and (y) together, the “Merger Consideration”).

The transaction is conditioned upon:

•	Clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	The effectiveness of a Registration Statement on Form S-4 to be filed by Holdco in connection with the Merger;

•

An Information Statement/Prospectus having been sent or given to APP’s stockholders and 20 calendar days (or, if required under the rules of the Securities and Exchange Commission, 20 business days) having elapsed thereafter;

•	The issuance by counsel to APP of a tax opinion in connection with APP’s spin-off of Abraxis BioScience, Inc.;

•	No Material Adverse Effect on APP (as defined in the Merger Agreement) occurring after the date of the Merger Agreement;

•

Approval of the CVRs for listing (subject to notice of issuance) for trading on Nasdaq (or such other exchange(s), electronic trading networks or other suitable trading platforms as agreed by FSE and APP); and

•	Other customary closing conditions.

The Merger Agreement is not subject to any financing condition, and contains customary representations, warranties and interim covenants.

In addition, the Merger Agreement prohibits APP from soliciting or encouraging competing proposals. However, APP may, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal, subject to the execution of a confidentiality agreement, and may engage in discussions and negotiations with a third-party that makes an unsolicited acquisition proposal that the APP board of directors determines constitutes or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement permits APP to terminate the Merger Agreement within 25 business days after the date of the Merger Agreement to enter into an agreement for an alternative business combination transaction that constitutes a Superior

Proposal if APP complies with certain notice and other requirements set forth in the Merger Agreement. APP may not terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction with a party that first proposes a transaction after such 25 business day period. However, if APP receives an unsolicited acquisition proposal from a third party during the 25 business day period, and APP’s board of directors determines that the proposal constitutes or is reasonably likely to result in a Superior Proposal, APP has until the 40th business day after the date of the Merger Agreement to terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction that constitutes a Superior Proposal with that third party. Before APP can terminate the Merger Agreement to enter into an agreement for a Superior Proposal, APP must notify FSE of the terms of the Superior Proposal and provide FSE with five business days to match such proposal. Furthermore, upon termination of the Merger Agreement by APP to accept a Superior Proposal, APP would be required to pay to FSE a termination fee of $140,000,000.

APP or FSE may terminate the Merger Agreement if the transaction has not closed on or before March 31, 2009 (the “Termination Date”), so long as a breach by the terminating party is not the cause of, and did not result in, the failure of the transaction to close on or before that date. If regulatory approval for the transaction has not been obtained on or before March 31, 2009, APP or FSE may extend the Termination Date until June 30, 2009, so long as FSE is able to extend its financing commitment for the debt portion of the financing for the Merger on commercially reasonable terms to June 30, 2009. Although FSE’s debt commitment extends to March 31, 2009 under its existing terms, FSE has agreed to use commercially reasonable efforts extend the commitment up to and including June 30, 2009.

Voting Agreement

Under the Voting Agreement the Principal Stockholders have agreed:

•

to vote their shares in favor of the adoption of the Merger Agreement and deliver, concurrently with the execution and delivery of such agreement, a written consent of the majority stockholders having the effect of providing immediate stockholder approval of the Merger; and

•	not to transfer any of the shares of APP subject to the Voting Agreement, subject to limited exceptions.

The Voting Agreement shall terminate on the earlier of (i) the effective time of the Merger, (ii) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would reduce the amount of Merger Consideration payable in the Merger, unless consented to in writing by each Principal Stockholder, and (iii) the date that the Merger Agreement has been terminated.

Contingent Value Rights Agreement

In connection with the Merger, Holdco and a mutually acceptable trustee will enter into a Contingent Value Rights Agreement (“CVR Indenture”) governing the terms of the CVRs. The CVR payment under the CVR Indenture will be equal to (A) 2.5 times the excess of Holdco’s aggregate Adjusted EBITDA (as defined in the CVR Indenture) over $1.2677 billion for the 3-year period beginning January 1, 2008 through December 31, 2010 divided by (B) the number of CVRs issued in the Merger. The maximum payment per CVR is $6.00, and the payment date for the CVRs is June 30, 2011. Any amounts due under the CVRs is expressly subordinated to certain “Senior Obligations” of Holdco, which senior obligations include the debt incurred to finance the Merger transaction and other credit facilities and other obligations of Holdco.

The foregoing description of the Merger Agreement, the Voting Agreement, and the CVR Indenture does not purport to be complete, and is qualified in its entirety by reference to such agreements. Copies of the Merger Agreement, the Voting Agreement and the form of CVR Indenture are filed as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated in this Item 1.01 by reference. Certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between APP and FSE rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about APP or FSE.

ITEM 8.01. OTHER EVENTS

On July 7, 2008, APP Pharmaceuticals, Inc. issued a joint press release announcing the execution and delivery of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1	Agreement and Plan of Merger, by and among APP Pharmaceuticals, Inc., Fresenius SE, Fresenius Kabi Pharmaceuticals Holding, LLC and Fresenius Kabi Pharmaceuticals, LLC, dated as of July 6, 2008.

10.1	Written Consent and Voting Agreement by and among Fresenius SE, Fresenius Kabi Pharmaceuticals Holding, LLC, Fresenius Kabi Pharmaceuticals, LLC and the signatory stockholders thereto, dated as of July 6, 2008.

10.2	Form of Contingent Value Rights Agreement by and among Fresenius Kabi Pharmaceuticals Holding, LLC and a trustee mutually agreeable to Fresenius Kabi Pharmaceuticals Holding, LLC and APP Pharmaceuticals, Inc.

99.1	Joint Press Release issued by APP Pharmaceuticals, Inc. and Fresenius SE dated July 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APP PHARMACEUTICALS, INC.
(REGISTRANT)

By:	/s/ Richard Maroun
Richard Maroun
Chief Administrative Officer and General Counsel

Dated: July 7, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among APP Pharmaceuticals, Inc., Fresenius SE, Fresenius Kabi Pharmaceuticals Holding, LLC and Fresenius Kabi Pharmaceuticals, LLC, dated as of July 6, 2008.

10.1	Written Consent and Voting Agreement by and among Fresenius SE, Fresenius Kabi Pharmaceuticals Holding, LLC, Fresenius Kabi Pharmaceuticals, LLC and the signatory stockholders thereto, dated as of July 6, 2008.

10.2	Form of Contingent Value Rights Agreement by and among Fresenius Kabi Pharmaceuticals Holding, LLC and a trustee mutually agreeable to Fresenius Kabi Pharmaceuticals Holding, LLC and APP Pharmaceuticals, Inc.

99.1	Joint Press Release issued by APP Pharmaceuticals, Inc. and Fresenius SE dated July 7, 2008.